Exhibit 99.1

AFFINITY ADVISORY NETWORK, LLC and AAN WEALTH ADVISORS, LLC

Combined Financial Statements

As of and for the Year Ended December 31, 2025

AFFINITY ADVISORY NETWORK, LLC and AAN WEALTH ADVISORS, LLC

Canton, Ohio

COMBINED FINANCIAL STATEMENTS

Including Report of Independent Auditors

As of and for the Year Ended December 31, 2025

Report of Independent Auditors

To the Board of Directors and Members of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC

Canton, Ohio

Opinion

We have audited the combined financial statements of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (the “Company”), which comprise the combined balance sheet as of December 31, 2025, and the related combined statements of income, changes in members’ equity (deficit), and cash flows for the year then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

● Exercise professional judgment and maintain professional skepticism throughout the audit.

● Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

● Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

● Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

● Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Troy, Michigan

September 30, 2026

Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC

Combined Balance Sheet

(in thousands)	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$146
Receivables	314
Total current assets	$460
Furniture and equipment, net	—
Right-of-use assets	216
Total assets	$676

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$—
Accrued expenses and other current liabilities	578
Lease liabilities, current	126
Total current liabilities	$704
Line of credit	245
Lease liabilities, net of current portion	87
Total liabilities	$1,036

Commitments and contingencies (Note 7):

Members’ deficit
Members’ deficit	$(360)
Total members’ deficit	$(360)
Total liabilities and members’ deficit	$676

See accompanying notes to combined financial statements.

Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC

Combined Statement of Income

(in thousands)	For the Year Ended December 31, 2025

Revenue:
Advisory fees	$3,115
Wealth management fees	795
Total revenue	$3,910

Cost of services:
Professional compensation	$234
Subcontractor and contract labor costs	1,066
Total cost of services	$1,300
Gross profit	$2,610

Operating expenses:
General and administrative	$1,155
Occupancy and facilities	127
Marketing and advertising	276
Total operating expenses	$1,558

Income from operations	$1,052

Other expense:
Interest expense	$44
Other expense, net	2
Total other expense, net	$46

Net income	$1,006

See accompanying notes to combined financial statements.

Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC

Combined Statement of Changes in Members’ Equity (Deficit)

For the Year Ended December 31, 2025

(in thousands)	Total Members’ Equity (Deficit)

Balance at December 31, 2024	$7

Members’ draw	(1,373)
Net income	1,006
Balance at December 31, 2025	$(360)

See accompanying notes to combined financial statements.

Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC

Combined Statement of Cash Flows

(in thousands)	For the Year Ended December 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,006
Adjustments to reconcile net income to net cash provided by operating activities:

Non-cash lease expense	91

Change in operating assets and liabilities:
Receivables	(93)
Accounts payable	1
Accrued expenses and other current liabilities	88
Lease liabilities	(93)
Net cash provided by operating activities	$1,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit, borrowings	243
Line of credit, repayments	(11)
Members’ draw	(1,373)
Net cash used in financing activities	$(1,141)

Cash and cash equivalents:
Net change during the period	(141)
Balance, beginning of period	287
Balance, end of period	$146

Supplemental cash flow information:
Cash paid for interest	$44

See accompanying notes to combined financial statements.

Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC

Notes to Combined Financial Statements (dollars in thousands)

Note 1 — Nature of Operations

Founded in 2013, Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (“Affinity” or the “Company”) supports a nationwide network of agents and advisors serving clients throughout the United States. Affinity’s mission is to develop proprietary advisor training systems, lead generation infrastructure and client relationship management tools designed to support scalable growth and recurring client engagement.

The Company delivers integrated retirement, investment, and estate planning solutions through a coordinated model that combines insurance distribution and registered investment advisory.

Complementing the insurance offering is AAN Wealth Advisors, LLC, an independent Registered Investment Advisor (“RIA”) that provides fiduciary-based investment management. Through this service, the RIA’s mission is to provide clients with personalized portfolio construction, retirement income planning, and tax-efficient investment strategies.

Note 2 — Basis of Presentation and Combination

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company is a private company that is not required to file financial statements with the Securities and Exchange Commission. All amounts are presented in US dollars.

The accompanying combined financial statements have been prepared on a standalone basis and are derived from the historical financial records of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC. These combined financial statements include the assets, liabilities, equity, revenues, expenses, and cash flows of the two entities under common control and shared management, as listed in Note 1.

Because the legal parent-subsidiary relationship did not exist between these entities during the periods presented, these financial statements are presented on a combined rather than consolidated basis. All significant intercompany balances, transactions, and unrealized profits or losses between the combined entities, if any, have been eliminated in full upon combination. The financial information included herein may not necessarily reflect the financial position, results of operations, or cash flows that would have occurred had the combined entities operated as a single, separate standalone enterprise during the period presented.

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for credit losses and incremental borrowing rates used to measure lease liabilities. Actual results could differ from those estimates.

Cash

The Company’s cash consists of demand deposits held at financial institutions.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and receivables. The Company maintains its cash balances at financial institutions where deposits may at times exceed federally insured limits of $250 per depositor, per institution. The Company has not experienced losses on these balances and management believes the Company is not exposed to significant credit risk with respect to cash.

Receivables and Allowance for Credit Losses

Receivables are stated at the amount the Company expects to collect and do not bear interest. The Company measures expected credit losses over the contractual life of its receivables using a current expected credit loss model. Receivables are pooled based on similar risk characteristics, including client type and aging, and the Company applies loss rates derived from historical write-off experience, adjusted for current conditions and reasonable and supportable forecasts. Receivables are written off when management determines that collection is no longer probable, and subsequent recoveries are credited to the allowance in the period received.

Furniture and Equipment

Furniture and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are expensed as incurred, while renewals and betterments that extend the useful life of an asset are capitalized. Upon retirement or disposal, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations. Estimated useful lives are as follows:

Category	Terms

Furniture and Fixtures	5 - 7 years
Computer Equipment	3 - 5 years
Equipment	5 - 7 years

Leases

The Company determines whether an arrangement is or contains a lease at inception. Operating lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining lease payments over the lease term, and the right-of-use asset is adjusted for prepaid or accrued rent, lease incentives, and initial direct costs. Because the rate implicit in its leases is not readily determinable, the Company uses its incremental borrowing rate. The Company has elected the short-term lease exception and does not record right-of-use assets or lease liabilities for leases with an original term of twelve months or less; such payments are recognized as expense on a straight-line basis over the lease term. Variable lease payments, including common area maintenance and operating cost escalations, are expensed as incurred.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company’s revenue consists of advisory fees and wealth management fees. The core principle of ASC 606 is to recognize upon the transfer of promised goods or services to customers in amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, the Company recognizes revenue for services through the application of the following steps:

●	Identification of the contract, or contracts, with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and,
●	Recognition of revenue when, or as, the Company satisfies its performance obligation.

Advisory Fees. The Company acts as a principal and earns commission revenue from annuity and life insurance policies sold on behalf of its insurance carrier partners for which the Company is designated as the assigned marketing organization. Specifically, the Company earns commission revenue when a submitted annuity and life insurance policy is approved by the carrier and funded. The Company defines the carrier as its customer under ASC 606.

The Company receives a one-time commission payment which is based on the premium amount when the policy is issued and funded by the paying member. Each carrier that the Company considers to be customers have contracted commission tables based on the product selected by the paying member, the age of the paying member and distribution level of the sales organization.

The Company also earns trailing commission revenue which is earned over the policy term; however, that amount is immaterial to the financial statements.

Wealth Management Fees. The Company acts as a principal and earns investment advisory revenue representing fees charged to clients based on the average daily market value of the assets held in members designated account over the preceding calendar quarter. The Company’s fees are billed quarterly, in arrears. Revenue for investment advisory services is recognized ratably during the quarter. The performance obligation for advisory services is considered a series of distinct services that are substantially the same and are satisfied daily. As the value of the eligible assets in an advisory account is susceptible to changes due to customer activity, this revenue includes variable consideration and is constrained until the date that the fees are determinable. The client accounts are on a calendar quarter and are billed using values as of the last business day of the preceding quarter. The value of the eligible assets in an advisory account on the billing date is adjusted for contributions and withdrawals during the period to determine the amount of revenue earned in the period.

Cost of Services

Professional compensation

Costs of employees directly associated with generating commission revenue are classified as professional compensation in the accompanying combined statement of income.

Subcontractor and contract labor costs

Subcontractor and contract labor cost consists of the following: payout amounts that are earned by and paid out to advisors based on advisory and commission revenue earned on each client’s account, production-based bonuses earned by advisors based on the levels of advisory and commission revenue they produce. Costs directly associated with generating commission revenue, including commissions paid to independent producers and affiliated agents, are classified as subcontractor and contract labor cost in the accompanying combined statement of income.

Marketing and advertising

Marketing and advertising expenses consist primarily of promotional activities associated with the Company’s direct marketing. Direct marketing includes meetings and seminars which are held in the pursuit of attracting new clients. Marketing and advertising costs are expensed as incurred, are included in marketing and advertising in the accompanying combined statement of income and was approximately $276 for the year ended December 31, 2025.

Income Taxes

The Company is a limited liability company and consequently, is not a tax-paying entity for United States federal income tax purposes. Accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Company income or losses are reflected in the members’ individual or corporate tax returns in accordance with their ownership percentages.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces member’s equity. Based on its analysis the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2025. The Company’s conclusions may be subject to review and adjustment at a later date based on variety of factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized for the year ended December 31, 2025.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company applies a three-level hierarchy that prioritizes the inputs used to measure fair value: Level 1 inputs are quoted prices in active markets for identical assets or liabilities; Level 2 inputs are observable inputs other than Level 1 prices, such as quoted prices for similar instruments or inputs corroborated by observable market data; and Level 3 inputs are unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use.

The Company’s financial instruments consist mainly of cash, receivables, accounts payable, accrued liabilities, the carrying amounts of which approximate fair value because of their short maturities. The carrying value of the line of credit approximates fair value because of the variability of interest rates associated with the instrument.

Note 4 — Receivables and Allowance for Credit Losses

Receivables ending balance was $221 at December 31, 2024 and $314 at December 31, 2025.

There was a zero balance in allowance for credit losses at December 31, 2024, there was no provision for credit losses and no write-offs charged against credit allowance during the year ending December 31, 2025, netting to a zero balance in allowance for credit losses at December 31, 2025.

Note 5 — Furniture and Equipment, Net

As of December 31, 2025, furniture and equipment, net consisted of the following:

December 31, 2025

Furniture and fixtures	$278
Computer equipment	25
Equipment	22
325
Less: accumulated depreciation	(325)
Furniture and equipment	$-

Furniture and equipment became fully depreciated prior to January 1, 2025 and therefore no depreciation expense was recorded for the year ended December 31, 2025.

Note 6 — Leases

The Company leases office space in Cuyahoga Falls, Ohio and Canton, Ohio, under non-cancelable operating leases with remaining terms of approximately 1.4 years and 2.3 years, respectively, certain of which include options to extend the lease term for five years and three years, respectively. Renewal options are included in the measurement of lease liabilities only when the Company is reasonably certain to exercise them. The Company’s leases do not contain material residual value guarantees or restrictive covenants. The Company has one other short-term lease which is expensed as permitted under the short-term lease exemption. The components of lease cost were as follows:

Lease cost	Year Ended December 31, 2025

Operating lease cost	$97
Short-term lease cost	23
Variable lease cost	6

Total lease cost	$126

As of December 31, 2025, the weighted-average remaining lease term for operating leases was approximately 1.9 years and the weighted-average discount rate was 5.5%. Cash paid for amounts included in the measurement of operating lease liabilities was approximately $122 for the year ended December 31, 2025. Maturities of operating lease liabilities as of December 31, 2025 are as follows:

Year Ended	Future Minimum Rentals

2026	$126
2027	93
2028	27
Total undiscounted lease payments	246
Discount	(33)
Total lease liability	$213

Note 7 — Commitments and Contingencies

From time to time the Company is party to claims, disputes, and legal proceedings arising in the ordinary course of business, including matters involving client engagements, employment, and commercial relationships. Management, after consultation with legal counsel, believes that the ultimate resolution of such matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows. Accruals for loss contingencies are recorded when a loss is probable and the amount can be reasonably estimated.

Note 8 — Line of Credit

As of December 31, 2025, the Company maintained a revolving line of credit with Huntington National Bank providing for maximum borrowings of up to $300 which is secured by substantially all assets of the Company. The maturity date of the line of credit is September 5, 2029. The line of credit was repaid and terminated at the closing of the Affinity acquisition, see Note 10 – Subsequent Events below for discussion of the acquisition.

Borrowings under the line bore interest at a variable rate equal to the Index Rate, e.g., Wall Street Journal Prime Rate, plus a margin of 2.0%, adjusted every calendar quarter on the 1st day of the first month of each quarter. The effective interest rate was 8.75% at December 31, 2025.

The outstanding balance on the line of credit was approximately $245 as of December 31, 2025.

Note 9 — Concentrations of Revenue

The Company derives a significant portion of its revenue from insurance products written through a single insurance company. For the year ended December 31, 2025, commissions on products written through that insurance company accounted for approximately 77% of total insurance advisory revenues. This concentration reflects the Company’s strategic relationship with its primary carrier partner and does not represent dependence on a single agent or client relationship. These policies are produced by a network of multiple independent agents operating across the country, each writing policies on behalf of their respective clients. The Company maintains relationships with a range of insurance carriers. A significant amount of the Company’s revenue is derived from products purchased by individuals living in Ohio and the Company’s results depend in part on the continued service of a limited number of senior professionals whose client relationships and technical expertise are important to the business. The loss of one or more significant relationships, clients or key personnel could have a material adverse effect on the Company’s results of operations.

The Company’s derives a significant portion of its receivables from its wealth management fees. For the year ended December 31, 2025, the receivables on the investment service agreement through that one party accounted for approximately 78% of the balance.

Note 10 — Subsequent Events

On July 15, 2026, Affinity Advisory Holdings Corp., a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of Stark Novus Financial Inc. (formerly Nu Ride Inc.) (“Stark”) completed the acquisition of Affinity. The Membership Interest Purchase Agreement (the “Purchase Agreement”) for the transaction was signed on June 2, 2026. The aggregate consideration payable under the Purchase Agreement consisted of (a) a cash payment at closing of $6,720, including in respect of $338 of cash on the balance sheet of Affinity at closing; (b) 80,000 shares of Class A common stock of Stark and (c) shares of the Buyer’s common stock equal to 15% of the Buyer’s issued and outstanding shares immediately following the closing. In connection with the closing, outstanding indebtedness of Affinity, including the balance on its revolving line of credit and credit card obligations, was repaid from the cash consideration. The Sellers are also eligible to receive a contingent earnout payment of up to $1,312 (plus accrued interest), payable in up to three annual installments of approximately $437 each following the closing, subject to meeting certain insurance-writing thresholds.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 30, 2026, the date that the financial statements were available for issuance. Based upon this review, other than the above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

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